Q4 2023 Earnings Presentation March 7, 2024 A Tech-Enabled, Mission-Driven Specialty Finance Platform that Broadens the Reach of Community Banks to Extend Credit Access to Everyday Americans

1 Disclaimer This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, the date OppFi expects to report its financial results, OppFi’s expectations with respect to its first quarter and full year 2024 guidance, the future performance of OppFi’s platform and expectations for OppFi’s growth, new products and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income, Adjusted EBITDA, and Adjusted EPS have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, plus (1) income tax expense (benefit); (2) amortization of debt issuance costs; (3) other addbacks and one-time expenses, net; and (4) sublease income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 21.12% for the three months ended December 31, 2023, a tax rate of 24.68% for the three months ended December 31, 2022, a tax rate of 23.56% for the full year ended December 31, 2023, and a tax rate of 24.17% for the full year ended December 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EBITDA is defined as Adjusted Net Income as defined above, excluding (1) pro forma and business (non- income) taxes; (2) depreciation and amortization; and (3) interest expense. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, in any period in which OppFi reports a loss as dilutive securities are considered to be antidilutive. Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the weighted average diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2024 Adjusted Net Income and projected full year 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

2 Q4 2023 Highlights 8.4 percentage point increase year over year in yield to 126.8% Disciplined expense management, with total expenses (excluding interest expense) as a percentage of total revenue down 5.6 percentage points year over year to 33.8% 12.9 percentage point decrease year over year in annualized net charge-off rate, as a percentage of total revenue, to 46.4%2 10.7% increase year over year in total revenue to $132.9 million GAAP net income of $1.9 million up from net loss of $5.2 million year over year, and adjusted net income1 of $8.9 million up from adjusted net loss of $2.8 million year over year Exceeded full-year guidance for adjusted net income and adjusted earnings per share 1. Adjusted net income is a financial measure that has not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended June 30, 2023, for all periods presented, the Company updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

3 Key Company Highlights 1. 2015-2023 2. 2018-2023 Solid Revenue Growth 31% 5-year CAGR2 Significant Scale Facilitated more than $5.8 billion in gross loan issuance covering over 3.4 million loans, since inception3 Leading Proprietary Credit & Technology Platform Real-time AI drove automation for 89% of decisions in 2023 CEO and Executive Chairman as Largest Shareholder Owner / operator dynamic aligns incentives to maximize shareholder value Exceptional Customer Satisfaction Net Promoter Score of 794; 4,100+ Trustpilot customer reviews with 4.5 / 5.0 average rating3 Profitable Across Business Cycles 9 consecutive years of net income1 3. As of 12/31/2023 4. For FY 2023 at the time of loan approval

4 High Percentage of Americans Lack Savings and/or Credit Access 63 million U.S. consumers are credit marginalized1 62% of U.S. consumers live paycheck to paycheck2 56% of U.S. adults do not have savings to cover a $1,000 unplanned expense3 1. PYMNTS. "How Credit Insecurity is Changing U.S. Consumers’ Borrowing Habits” PYMNTS.com, April 2023. 2. PYMNTS. "New Reality Check: The Paycheck-to-Paycheck Report” PYMNTS.com, February 2024. 3. Bankrate. “Bankrate’s 2024 Annual Emergency Savings Report” Bankrate.com, February 2024.

OppFi Offers Market Leading Terms & Excellent Customer Experience

Market Leading Terms

- Simple interest, amortizing installment loans with no balloon payments
- No origination, late, or NSF fees
- No prepayment penalties
- Report to the 3 major credit bureaus
- Work compassionately with customers who require payment plan modification
- OppFi TurnUp Program helps eligible applicants find more affordable options by checking market for sub-36% APR products

OppFi Customers Can Use Proceeds for any Unexpected Expense

Auto Repair

Housing

Medical

Family

Education

Exceptional Customer Reviews

4.5/5.0
Trustpilot TrustScore[1]

79
Net Promoter Score (NPS)[2]

A-
Rating with BBB [1]

1. As of 12/31/2023
2. For FY 2023 at the time of loan approval

5

OppFi

6 OppFi Growth Strategy Accelerate Profitable Growth • Continue to refine and enhance underwriting model, focusing on more favorable credit tiers • Maintain low customer acquisition costs and grow lower cost channels, such as SEO Drive profitable OppLoans volume growth • Acquire platforms or assets providing accessible credit products to new customers • Expand into adjacent service businesses with synergies to core product • Achieve selected vertical integration Diversify into new customer and product types via M&A • Form new strategic channel relationships to reach more non-prime consumers at the point of need • Maintain and grow network of aggregators Serve more customers through new relationships and products

7 Q4 2023 Financial Highlights 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended June 30, 2023, for all periods presented, the Company updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card. Total Revenue • Total revenue increased 11% year over year to $133M Net Originations2 • Net originations increased 3% year over year to $192M Ending Receivables2 • Ending receivables increased 4% year over year to $416M $1.9M Net Income $8.9M Adj. Net Income1 ($0.31) Basic EPS ($0.31) Diluted EPS $0.10 Adj. EPS1

8 Full Year 2023 Financial Highlights Total Revenue • Total revenue increased 12% year over year to $509M Net Originations2 • Net originations decreased 1% year over year to $748M Ending Receivables2 • Ending receivables increased 4% year over year at $416M $39.5M Net Income $43.3M Adj. Net Income1 ($0.06) Basic Loss per Share ($0.06) Diluted Loss per Share $0.51 Adj. EPS1 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. 2. Beginning with the quarter ended June 30, 2023, for all periods presented, the Company updated its key performance metrics to reflect the Company’s decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

9 Q4 2023 Performance Greater demand led to increased originations and ending receivables year over year. Higher credit quality receivables drove total revenue growth of 11% year over year for Q4. Ending Receivables ($ Millions) Total Revenue ($ Millions) Net Originations ($ Millions) $182 $186 $192 Q4 2021 Q4 2022 Q4 2023 +3% $332 $402 $416 Q4 2021 Q4 2022 Q4 2023 +4% $96 $120 $133 Q4 2021 Q4 2022 Q4 2023 +11%

10 Full Year 2023 Performance Credit adjustments led to slightly lower net originations year over year. Despite the lower originations, higher credit quality receivables drove total revenue growth of 12% year over year. Ending Receivables ($ Millions) Total Revenue ($ Millions) Net Originations ($ Millions) $589 $753 $748 FY 2021 FY 2022 FY 2023 -1% $332 $402 $416 FY 2021 FY 2022 FY 2023 +4% $351 $453 $509 FY 2021 FY 2022 FY 2023 +12%

Q4 2023 Key Performance Indicators[6]

UNAUDITED QUARTER ENDED

($ in millions)	12/31/2023	12/31/2022
Net Originations[1]	$192	$186
Ending Receivables[2]	$416	$402
% of Originations by Bank Partners	100%	95%
Annualized Net Charge-Offs as % of Total Revenue[3]	46%	59%
Annualized Net Charge-Offs as % of Avg. Receivables[3]	59%	70%
Average Yield[4]	127%	118%
Automatic Approval Rate[5]	73%	69%

Key Highlights[6]

Net originations increased 3% year over year as a result of increased demand within the tighter credit standards that were enacted with our bank partners mid-year 2022

Ending receivables increased 4% year over year as a result of a healthier portfolio leading to lower charge-offs

Annualized net charge-offs as percentage of total revenue and average receivables decreased to 46% and 59%, respectively, versus 59% and 70%, respectively, year over year, a result of the lower quality loans that were previously originated prior to credit adjustments made with our bank partners mid-year 2022 having mostly charged off by the start of the quarter and higher quality loans being originated following the adjustments

Yield increased to 127% versus 118% year over year due to a decrease in delinquent loans in the portfolio, lower enrollment in hardship and assistance programs, and a relative shift from states with lower interest rates

Automatic approval rate increased to 73% from 69% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process

1. Net originations include both originations by bank partners on the OppFi platform, as well as direct originations by OppFi.
2. Receivables are defined as the unpaid principal balances of loans.
3. Annualized net charge-offs as a percentage of total revenue and annualized net charge-offs as a percentage of average receivables (defined as the unpaid principal of loans) represents total charge offs from the period less recoveries as a percent of total revenue and average receivables, respectively. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
4. Average Yield is defined as annualized interest income from the period as a percent of average receivables.
5. Auto-Approval Rate is calculated by taking the number of approved loans that are not decisioned by a loan advocate or underwriter (auto-approval) divided by the total number of loans approved.
6. Beginning with the quarter ended June 30, 2023, for all periods presented, the Company updated its key performance metrics to reflect the Company's decision to wind down its SalaryTap and OppFi Card businesses. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. Prior period metrics currently presented may differ slightly than previously reported due to the exclusion of SalaryTap and OppFi Card.

11

OppFi

12 Condensed Balance Sheet ($ in millions) 12/31/2023 12/31/2022 Assets Cash and Restricted Cash $73.9 $49.7 Finance Receivables at Fair Value 463.3 457.3 Finance Receivables at Amortized Cost, Net 0.1 0.6 Other Assets 64.2 72.2 Total Assets $601.5 $579.8 Liabilities and Stockholders’ Equity Current Liabilities $26.4 $29.6 Other Liabilities 40.1 42.2 Total Debt 334.1 347.1 Warrant Liabilities 6.9 1.9 Total Liabilities 407.5 420.7 Total Stockholders’ Equity 194.0 159.1 Total Liabilities and Stockholders’ Equity $601.5 $579.8 Total cash and restricted cash increased by $24 million driven by an increase in received payments relative to originations Finance receivables at fair value increased by $6 million due to strength in issuance volume and decrease in charge-offs throughout the second half of the year Current liabilities decreased by $3 million resulting from a decline in both accounts payable and accrued expenses Total debt decreased by $13 million driven by a decline in utilization of revolving lines of credit Equity increased by $35 million driven by net income and stock-based compensation Key Highlights UNAUDITED

13 Expanded funding capacity more than 5x since 2017 Decreased cost of borrowing spread by 500+ bps since 2017 Diversified institutional capital sources Increased financial flexibility with: • corporate credit agreements • asset-backed facilities • bank provided asset-based loans • forward flow arrangements • total return swap Remaining debt capacity increased by $50M in July 2023 due to the SPE V facility upsize Ample debt capacity provides a means to fund anticipated short-term future growth without equity Receivable Funding Capacity ($ in millions) $55 $126 $207 $142 $274 $346 $333 $40 $52 $140 $338 $158 $137 $192 $11 $23 $36 $46 $62 $50 $74 YE 2017 YE 2018 YE 2019 YE 2020 YE 2021 YE 2022 YE 2023 Oustanding Debt Remaining Debt Capacity Cash & Restricted Cash $105 $599 $201 $383 $526 $474 Reduced Cost of Financing and Strong Balance Sheet to Power Growth $532

14 $510M to $530M Full Year 2024 Earnings Guidance Growth Profitability Profitability $46M to $49M $0.53 to $0.57 Total Revenue Adjusted Net Income1 Adjusted EPS1,2 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 1 for a detailed description of such Non-GAAP financial measures. A reconciliation of projected 2024 Adjusted Net Income and projected 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adj. EPS of $0.53 to $0.57 is based on approximate weighted average diluted shares outstanding of 86.5 million.

15 Appendix

16 Pro Forma Share Count as of December 31, 2023 (Unaudited) Shares Share Price Notes $10.00 $12.00 $13.00 $14.00 Class A Common Stock 18,850,860 18,850,860 18,850,860 18,850,860 Class V Common Stock Held for the benefit of Pre-Business Combination OppFi Equity holders 66,398,193 66,398,193 66,398,193 66,398,193 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Total Currently Issued and Outstanding Shares of Common Stock 85,249,053 85,249,053 85,249,053 85,249,053 Excludes 25,500,000 shares of Class V Common Stock outstanding with respect to Earn Out Units held by pre-business combination OppFi equity holders, which vest and are subject to forfeiture as discussed below Earn-Out Shares 8,500,000 17,000,000 (including 8,500,000 units that would have vested at $12) 25,500,000 (including 8,500,000 units that would have vested at each of $12 and $13) Earn-Out Shares represent shares of Class V Common Stock that related to a total of 25,500,000 Earn Out Units held by pre-business combination OppFi equity holders, which vest in three tranches when the volume weighted average price (VWAP) of the Class A Common Stock equals or exceeds each of $12.00, $13.00 and $14.00 for any 20 out of 30 consecutive trading days over the first 36 months after closing, and with respect to which Class V Common Stock is currently outstanding and subject to vesting and forfeiture Forfeited after 3-year anniversary of closing date if vesting conditions above are not met Total Outstanding Shares of Common Stock Giving Effect to Earn-Outs 85,249,053 93,749,053 102,249,053 110,749,053 Note: This presentation is not a complete summary of all relevant terms, conditions and information related to the capital structure of OppFi Inc. For more information, see the Company’s filings with the SEC, including the Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. This presentation excludes: 703,914 shares repurchased and held as Treasury Stock 14,426,937 warrants to purchase shares of Class A Common Stock at $11.50 per share 912,500 warrants to purchase shares of Class A Common Stock at $15.00 per share 11,889,394 shares of Class A Common Stock issuable under the Company’s 2021 Equity Incentive Plan 1,183,598 shares of Class A Common Stock issuable under the Company’s 2021 Employee Stock Purchase Plan

17 Fair Value Valuation 1. Stated as a percentage of outstanding principal. Key Highlights • Interest rate increased by 370 bps due to relative increase in base APR loans in the portfolio and a shift away from states with lower statutory rates • Servicing cost decreased by 200 bps to reflect more recent cost trends • Default rate increased by 530 bps due to 2022 vintages with elevated losses ($ in thousands) 12/31/2023 12/31/2022 Outstanding Principal $416,463 $402,180 Interest Rate 156.1% 152.4% Discount Rate 26.3% 25.9% Servicing Cost1 (3.0)% (5.0)% Remaining Life 0.596 years 0.593 years Default Rate1 25.6% 20.3% Accrued Interest1 4.3% 3.9% Prepayment Rate1 20.9% 21.3% Premium to Principal1 6.9% 9.8% UNAUDITED

18 Q4 GAAP Income Statement (in Thousands, except share and per share data) (Unaudited) 2023 2022 $ % Interest and loan related income 131,815$ 119,634$ 12,181$ 10.2% Other revenue 1,109 396 713 180.1% Total revenue 132,924 120,030 12,894 10.7% Change in fair value of finance receivables (66,956) (71,680) 4,724 (6.6%) Provision for credit losses on finance receivables (217) 103 (320) (310.7%) Net revenue 65,751 48,453 17,298 35.7% Expenses: Sales and marketing 11,247 11,339 (92) (0.8%) Customer operations 10,309 10,381 (72) (0.7%) Technology, products, and analytics 9,696 8,590 1,106 12.9% General, administrative, and other 13,718 17,017 (3,299) (19.4%) Total expenses before interest expense 44,970 47,327 (2,357) (5.0%) Interest expense 12,071 10,740 1,331 12.4% Total expenses 57,041 58,067 (1,026) (1.8%) Income (loss) from operations 8,710 (9,614) 18,324 190.6% Change in fair value of warrant liabilities (5,814) 2,328 (8,142) (349.7%) Other income 80 53 27 50.9% Income (loss) before income taxes 2,976 (7,233) 10,209 141.1% Income tax expense (benefit) 1,034 (2,034) 3,068 150.8% Net income (loss) 1,942 (5,199) 7,141 137.4% Less: net income (loss) attributable to noncontrolling interest 7,509 (8,335) 15,844 190.1% Net (loss) income attributable to OppFi Inc. (5,567)$ 3,136$ (8,703)$ (277.5%) (Loss) earnings per share attributable to OppFi Inc. (Loss) earnings per common share: Basic (0.31)$ 0.22$ Diluted (0.31)$ (0.22)$ Weighted average common shares outstanding: Basic 18,087,627 14,563,168 Diluted 18,087,627 14,563,168 Three Months Ended December 31, Variance

19 Full Year GAAP Income Statement (in Thousands, except share and per share data) 2023 2022 $ % Unaudited Interest and loan related income 505,430$ 451,448$ 53,982$ 12.0% Other revenue 3,519 1,411 2,108 149.4% Total revenue 508,949 452,859 56,090 12.4% Change in fair value of finance receivables (231,419) (233,959) 2,540 (1.1%) Provision for credit losses on finance receivables (4,348) (1,940) (2,408) 124.1% Net revenue 273,182 216,960 56,222 25.9% Expenses: Sales and marketing 46,222 54,407 (8,185) (15.0%) Customer operations 41,559 42,314 (755) (1.8%) Technology, products, and analytics 39,161 33,439 5,722 17.1% General, administrative, and other 53,135 57,980 (4,845) (8.4%) Total expenses before interest expense 180,077 188,140 (8,063) (4.3%) Interest expense 46,750 35,162 11,588 33.0% Total expenses 226,827 223,302 3,525 1.6% Income (loss) from operations 46,355 (6,342) 52,697 830.9% Change in fair value of warrant liabilities (4,976) 9,352 (14,328) (153.2%) Other income 431 53 378 713.2% Income before income taxes 41,810 3,063 38,747 1265.0% Income tax expense (benefit) 2,331 (277) 2,608 941.5% Net income 39,479 3,340 36,139 1082.0% Less: net income (loss) attributable to noncontrolling interest 40,484 (3,758) 44,242 1177.3% Net (loss) income attributable to OppFi Inc. (1,005)$ 7,098$ (8,103)$ (114.2%) (Loss) earnings per share attributable to OppFi Inc. (Loss) earnings per common share: Basic (0.06)$ 0.51$ Diluted (0.06)$ 0.05$ Weighted average common shares outstanding: Basic 16,391,199 13,913,626 Diluted 16,391,199 84,256,084 Year Ended December 31, Variance

20 Condensed Balance Sheet December 31, December 31, (in Thousands) 2023 2022 $ % Unaudited Assets Cash and restricted cash 73,943$ 49,670$ 24,273$ 48.9% Finance receivables at fair value 463,320 457,296 6,024 1.3% Finance receivables at amortized cost, net 110 643 (533) (82.9%) Other assets 64,170 72,230 (8,060) (11.2%) Total assets 601,543$ 579,839$ 21,704$ 3.7% Liabilities and members' equity Current liabilities 26,448$ 29,558$ (3,110)$ (10.5%) Other liabilities 40,086 42,183 (2,097) (5.0%) Total debt 334,116 347,060 (12,944) (3.7%) Warrant liabilities 6,864 1,888 4,976 263.6% Total liabilities 407,514$ 420,689$ (13,175)$ (3.1%) Total stockholders' equity 194,029 159,150 34,879 21.9% Total liabilities and stockholders' equity 601,543$ 579,839$ 21,704$ 3.7% Variance

21 Condensed Cash Flow Statement (in Thousands) 2023 2022 $ % Unaudited Net cash provided by operating activities 296,146$ 243,297$ 52,849$ 21.7% Net cash (used in) investing activities (244,292) (317,244) 72,952 (23.0%) Net cash (used in) provided by financing activities (27,581) 61,255 (88,836) (145.0%) 24,273$ (12,692)$ 36,965$ 291.2%Net increase (decrease) in cash, cash equivalents and restricted cash Year Ended December 31, Variance

Q4 Net Income to Adjusted EBT, Adjusted Net Income and Adjusted EBITDA Reconciliation

(in Thousands, except share and per share data)	Three Months Ended December 31,		Variance	
(Unaudited)	2023	2022	$	%
Net income (loss)	**$ 1,942**	**$ (5,199)**	**$ 7,141**	**137.4%**
Income tax expense (benefit)	1,034	(2,034)	3,068	150.8%
Debt issuance cost amortization	556	746	(190)	(25.5%)
Other addback and one-time expenses, net[1]	7,809	2,836	4,973	175.4%
Sublease income	(80)	(53)	(27)	50.9%
Adjusted EBT	**11,261**	**(3,704)**	**14,965**	**404.0%**
Less: pro forma taxes[2]	(2,378)	914	(3,292)	(360.2%)
Adjusted net income (loss)	**8,883**	**(2,790)**	**11,673**	**418.4%**
Pro forma taxes[2]	2,378	(914)	3,292	360.2%
Depreciation and amortization	2,907	3,525	(618)	(17.5%)
Interest expense	11,515	9,994	1,521	15.2%
Business (non-income) taxes	128	107	21	19.6%
Adjusted EBITDA	**$ 25,811**	**$ 9,922**	**$ 15,889**	**160.1%**
Adjusted earnings (loss) per share	$ 0.10	$ (0.19)		
Weighted average diluted shares outstanding[3]	85,721,167	14,563,168		

1. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $7.8 million included a $5.8 million expense related to the change in fair value of the warrant liabilities, $1.0 million in expenses related to stock-based compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal fees. For the three months ended December 31, 2022, other addbacks and one-time expenses, net of $2.8 million included a $(2.3) million addback due to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $1.0 million in expenses related to stock-based compensation, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.2 million in expenses related to severance and retention.
2. Assumes the entire company is a C-Corp with a tax rate of 21.12% for the three months ended December 31, 2023 and a tax rate of 24.68% for the three months ended December 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.
3. Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

22

OppFi

Full Year Net Income to Adjusted EBT, Adjusted Net Income and Adjusted EBITDA Reconciliation

(in Thousands, except share and per share data) *(Unaudited)*	Year Ended December 31, 2023	Year Ended December 31, 2022	Variance $	Variance %
Net income	**$ 39,479**	**$ 3,340**	**$ 36,139**	**1082.0%**
Income tax expense (benefit)	2,331	(277)	2,608	941.5%
Debt issuance cost amortization	2,428	2,372	56	2.4%
Other addback and one-time expenses, net[1]	12,790	1,180	11,610	983.9%
Sublease income	(318)	(53)	(265)	500.0%
Adjusted EBT	**56,710**	**6,562**	**50,148**	**764.2%**
Less: pro forma taxes[2]	(13,361)	(1,586)	(11,775)	742.4%
Adjusted net income	**43,349**	**4,976**	**38,373**	**771.2%**
Pro forma taxes[2]	13,361	1,586	11,775	742.4%
Depreciation and amortization	12,735	13,581	(846)	(6.2%)
Interest expense	44,322	32,789	11,533	35.2%
Business (non-income) taxes	917	934	(17)	(1.8%)
Adjusted EBITDA	**$ 114,684**	**$ 53,866**	**$ 60,818**	**112.9%**
Adjusted earnings per share	$ 0.51	$ 0.06		
Weighted average diluted shares outstanding	85,051,304	84,256,084		

1. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $12.8 million included a $5.0 million expense related to the change in fair value of the warrant liabilities, $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock-based compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to severance and retention, $0.3 million in expenses related to legal fees, a $(3.0) million addback related to the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, and a $(0.1) million addback related to partial forgiveness of the secured borrowing payable. For the year ended December 31, 2022, other addbacks and one-time expenses, net of $1.2 million included a $(9.4) million addback related to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $3.4 million in expenses related to stock-based compensation, $3.0 million in expenses related to severance and retention, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.1 million in expenses related to legal fees.
2. Assumes the entire Company is a C-Corp with a tax rate of 23.56% for the year ended December 31, 2023 and a tax rate of 24.17% for the year ended December 31, 2022, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.

23

OppFi

24 Q4 and Full Year Diluted Shares as Reflected in Adjusted Earnings Per Share (Unaudited) 2023 2022 Weighted average Class A common stock outstanding 18,087,627 14,563,168 Weighted average Class V voting stock outstanding 92,604,532 - Elimination of earnouts at period end (25,500,000) - Dilutive impact of restricted stock units 450,286 - Dilutive impact of performance stock units 78,722 - Weighted average diluted shares outstanding1 85,721,167 14,563,168 Three Months Ended December 31, 1. Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive. (Unaudited) 2023 2022 Weighted average Class A common stock outstanding 16,391,199 13,913,626 Weighted average Class V voting stock outstanding 93,857,926 95,724,487 Elimination of earnouts at period end (25,500,000) (25,500,000) Dilutive impact of restricted stock units 261,595 105,928 Dilutive impact of performance stock units 40,584 9,492 Dilutive impact of employee stock purchase plan - 2,551 Weighted average diluted shares outstanding 85,051,304 84,256,084 Year Ended December 31,

Q4 Adjusted Earnings Per Share

(in Thousands, except share and per share data)	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022			
(Unaudited)	$		Per Share		$		Per Share	
Weighted average diluted shares outstanding[1]				**85,721,167**				**14,563,168**
Net income (loss)	**$**	**1,942**	**$**	**0.02**	**$**	**(5,199)**	**$**	**(0.36)**
Income tax expense (benefit)		1,034		0.01		(2,034)		(0.14)
Debt issuance cost amortization		556		0.01		746		0.05
Other addback and one-time expenses, net[2]		7,809		0.09		2,836		0.19
Sublease income		(80)		(0.00)		(53)		(0.00)
Adjusted EBT	**$**	**11,261**	**$**	**0.13**	**$**	**(3,704)**	**$**	**(0.25)**
Less: pro forma taxes		(2,378)		(0.03)		914		0.06
Adjusted net income (loss)	**$**	**8,883**	**$**	**0.10**	**$**	**(2,790)**	**$**	**(0.19)**

1. Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.
2. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $7.8 million included a $5.8 million expense related to the change in fair value of the warrant liabilities, $1.0 million in expenses related to stock-based compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal fees. For the three months ended December 31, 2022, other addbacks and one-time expenses, net of $2.8 million included a $(2.3) million addback due to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $1.0 million in expenses related to stock-based compensation, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.2 million in expenses related to severance and retention.

25

OppFi

26 Full Year Adjusted Earnings Per Share 1. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $12.8 million included a $5.0 million expense related to the change in fair value of the warrant liabilities, $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock-based compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to severance and retention, $0.3 million in expenses related to legal fees, a $(3.0) million addback related to the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, and a $(0.1) million addback related to partial forgiveness of the secured borrowing payable. For the year ended December 31, 2022, other addbacks and one-time expenses, net of $1.2 million included a $(9.4) million addback related to the change in fair value of the warrant liabilities, a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $3.4 million in expenses related to stock-based compensation, $3.0 million in expenses related to severance and retention, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.1 million in expenses related to legal fees. (in Thousands, except share and per share data) (Unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 85,051,304 84,256,084 Net income 39,479$ 0.46$ 3,340$ 0.04$ Income tax expense (benefit) 2,331 0.03 (277) (0.00) Debt issuance cost amortization 2,428 0.03 2,372 0.03 Other addback and one-time expenses, net1 12,790 0.15 1,180 0.01 Sublease income (318) (0.00) (53) (0.00) Adjusted EBT 56,710$ 0.67$ 6,562$ 0.08$ Less: pro forma taxes (13,361) (0.16) (1,586) (0.02) Adjusted net income 43,349$ 0.51$ 4,976$ 0.06$ Year Ended December 31, 2023 Year Ended December 31, 2022